Exhibit 99.1

[LETTERHEAD OF ARCHON CORPORATION]

February 10, 2009

Richard H. Bowler, CPA

Piercy, Bowler, Taylor & Kern

Certified Public Accountants

6100 Elton Avenue

Suite 1000

Las Vegas, NV 89107-0123

Dear Mr. Bowler:

The Company has reviewed proposals to retain an accounting firm to provide audit services to the Company for the next fiscal year (FY 2008/2009). The Board of Directors, on recommendation from the Audit Committee, has elected to retain the firm of De Joya Griffith & Company, LLC.

We wish to thank Piercy, Bowler, Taylor & Kern for services provided in prior years, and we will greatly appreciate your cooperation assisting our new firm in the transition.

Sincerely,

/s/ Paul W. Lowden

Paul W. Lowden

President & CEO

Cc:	Howard Foster
Kevin Hanratty